Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan Russo
John C. Doyle	Jane Petrino
(650) 266-1407	(212) 845-4274
doyle@renovis.com	jane.petrino@eurorscg.com

Renovis Names Donald R. Joseph as

Senior Vice President, Corporate Development and General Counsel

South San Francisco, California, May 17, 2006 — Renovis, Inc. (Nasdaq: RNVS), today announced that Donald R. Joseph has joined Renovis in the newly created position of Senior Vice President, Corporate Development and General Counsel. In this role, he will oversee the corporate development, business development and legal functions, reporting to Corey S. Goodman, Ph.D., President and Chief Executive Officer. Most recently, Mr. Joseph was Senior Vice President, General Counsel and Secretary of Abgenix, Inc.

“We are very pleased to welcome Don to the senior management team at Renovis. He brings a wealth of experience that is particularly relevant to the company at this key stage of our growth,” said Dr. Goodman. “In particular, Don’s extensive experience with business transactions and legal affairs in the biopharmaceutical industry, including strategic partnering, in-licensing and acquisition of pharmaceutical assets, is an excellent fit with our long-term strategy.”

At Abgenix, Mr. Joseph was responsible for all legal affairs of the company until its acquisition by Amgen Inc. in April 2006. Mr. Joseph played a key role in Abgenix’s corporate development activities and its transaction with Amgen, and served as a member of the senior executive team. Prior to Abgenix, Mr. Joseph co-founded Alekta Group, LLC, a biopharmaceutical consulting group, and before that served for three years as the Executive Vice President, Commercial Development for Amarin Corp., a Nasdaq-listed company based in London, and additionally as General Counsel for Amarin Pharmaceuticals, its U.S. subsidiary. From 1998 until 2001, Mr. Joseph served as Senior Vice President for Commercial and Legal Affairs at Elan Pharmaceuticals, the pharmaceutical division of Elan Corporation. Following its acquisition by Elan, he was Vice President and General Counsel of Athena Neurosciences, Inc., which he joined in 1994. Before joining Athena, Mr. Joseph was a partner in the San Francisco office of Baker & McKenzie, a prominent international law firm. He holds a J.D. degree from the University of Texas Law School and received an undergraduate degree from the University of Oklahoma.

In addition to incentive stock options granted under a plan previously approved by stockholders, Renovis granted 124,392 stock options (“inducement options”) and 50,000 restricted shares to Mr. Joseph under its 2006 Employment Commencement Incentive Plan in accordance with

NASDAQ Marketplace Rule 4350. The inducement options are classified as non-qualified stock options and have an exercise price equal to the fair market value on the date of grant. These options and restricted shares were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv) with Renovis’ standard terms, including four year vesting.

About Renovis

Renovis is a biopharmaceutical company primarily focused on the discovery and development of drugs for neurological diseases and disorders. Our most advanced product candidate, NXY-059, is in Phase III clinical trials for acute ischemic stroke with our exclusive licensee, AstraZeneca AB. NXY-059 has a proposed mechanism of action of free radical trapping. It is being studied as a neuroprotectant in clinical trials based on effects seen in experimental models of acute ischemic stroke. In addition to proprietary research programs in the areas of cytoprotection, pain and inflammation we have a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 9, 2006, and our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. We do not assume any obligation to update any forward-looking statements.

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